Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR FULL YEAR 2022
OF $1.1 BILLION AND RECORD DILUTED EARNINGS PER SHARE OF $7.92;
INCREASES DIVIDEND BY 20%

Pasadena, California – January 26, 2023 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the full year and fourth quarter of 2022. Full year 2022 net income was a record $1.1 billion, or $7.92 per diluted share, which grew 30% year-over-year. Fourth quarter 2022 net income was $336.8 million, or $2.37 per diluted share, which grew 56% year-over-year. Total loans reached a record $48.2 billion as of December 31, 2022, up 16% year-over-year, and total deposits grew to a record $56.0 billion, up 5% from a year ago.

“2023 marks the 50th anniversary of East West. I am very proud of the milestones and growth that East West has achieved throughout its history. We have distinguished ourselves with a long, well-established track record of strong financial performance,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the fourth quarter of 2022, we earned an industry-leading 2.1% return on average assets and 25.0% return on average tangible equity1.”

“East West Federal Savings Bank was founded in 1973 with a mission to serve the financial needs of Asian immigrants in Los Angeles, who were overlooked by mainstream banks. As our customers grew and prospered, achieving their personal and business ambitions, so did East West. With over $60 billion in total assets and annual earnings over $1 billion, East West has grown to be the largest independent bank headquartered in Southern California. Our customer base and geographic footprint expanded, along with the breadth and technological sophistication of our lending, deposit, and fee-based products and services. Today, we provide a seamless banking experience for clients on both sides of the Pacific, executing on our vision to be the bridge between the East and the West,” continued Ng.

“In celebrating our 50th anniversary, we are honored to be the bank of choice for our customers, and thankful and proud of all our associates for their dedication to our clients and East West. We are positive about 2023 and expect to continue our track record of outstanding profitability, achieved through solid revenue growth and disciplined expense management, while maintaining healthy capital levels. As we start the year, we are pleased to announce a 20% increase in our common stock dividend,” concluded Ng.

[1] Return on average tangible equity is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

FINANCIAL HIGHLIGHTS

	Twelve Months Ended	Year-over-Year Change
($ in millions, except per share data)	December 31, 2022	$	%

Total Loans	$48,228	$6,534	16%
Total Deposits	55,968	2,617	5
Total Revenue	$2,345	$527	29%
Adj. Pre-tax, Pre-provision Income[2]	1,600	454	40
Net Income	1,128	255	29
Diluted Earnings per Share	$7.92	$1.82	30%

BALANCE SHEET

•Record Assets – Total assets reached $64.1 billion as of December 31, 2022, an increase of $1.5 billion or 2.5% from $62.6 billion as of September 30, 2022. Year-over-year, total assets grew $3.2 billion or 5.3% from $60.9 billion as of December 31, 2021.

Fourth quarter 2022 average interest-earning assets of $60.4 billion were up $897.5 million, or 1.5% (6.0% annualized), from $59.5 billion in the third quarter of 2022. Quarter-over-quarter, average loan growth of $752.6 million and growth in interest-bearing cash and deposits with banks of $696.7 million was partially offset by decreases in debt securities and assets purchased under resale agreements.

•Record Loans – Total loans reached $48.2 billion as of December 31, 2022, an increase of $771.3 million, or 1.6% (6.4% annualized), from $47.5 billion as of September 30, 2022. Year-over-year, total loans grew $6.5 billion, or 15.7%, from $41.7 billion as of December 31, 2021.

Fourth quarter 2022 average loans of $47.6 billion grew $752.6 million, or 1.6% (6.4% annualized), from the third quarter. Average loan growth was well-balanced across all our major loan categories of commercial real estate, commercial & industrial, and residential mortgage.

•Record Deposits – Total deposits were $56.0 billion as of December 31, 2022, an increase of $2.1 billion, or 3.9% (15.5% annualized), from $53.9 billion as of September 30, 2022. Year-over-year, deposits grew $2.6 billion, or 4.9%, from $53.4 billion as of December 31, 2021.

Fourth quarter 2022 average deposits of $55.0 billion increased $932.2 million, or 1.7% (6.8% annualized) from the third quarter, driven by growth in time deposits, partially offset by declines in other deposit categories. Growth in time deposits in the fourth quarter reflected a successful branch-based CD campaign. Average noninterest-bearing deposits made up 39% of average total deposits in the fourth quarter of 2022, compared with 41% in the third quarter of 2022 and 44% in the fourth quarter of 2021.

•Strong Capital Levels – As of December 31, 2022, stockholders’ equity was $6.0 billion, or $42.46 per common share, up 5.7% quarter-over-quarter, and tangible equity3 per common share was $39.10, up 6.2% from September 30, 2022. As of December 31, 2022, the stockholders’ equity to assets ratio was 9.33%, an increase of 28 basis points quarter-over-quarter, and the tangible equity to tangible assets ratio3 was 8.66%, an increase of 31 basis points quarter-over-quarter. The common equity tier 1 (“CET1”) capital ratio was 12.7%, and the total risk-based capital ratio was 14.0% as of December 31, 2022; all regulatory capital ratios expanded quarter-over-quarter.

•Dividend Increase – The first quarter 2023 common stock dividend was increased by 20%, or eight cents per share. The new quarterly dividend is $0.48 per share, up from $0.40 per share. The new annual dividend is $1.92 per share, compared with $1.60 per share previously.

[2] Adjusted pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 12.
[3] Tangible equity and the tangible equity to tangible assets ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

OPERATING RESULTS

Full Year Earnings – Full year 2022 net income was $1.1 billion, an increase of 29.2% from $873.0 million for the full year 2021. Full year 2022 diluted earnings per share were $7.92, an increase of 29.8% from $6.10 per diluted share for the full year 2021.

Fourth Quarter Earnings – Fourth quarter 2022 net income was $336.8 million, an increase of 14.0% (55.6% annualized) from $295.3 million for the third quarter of 2022, and an increase of 54.6% from $217.8 million for the fourth quarter of 2021. Fourth quarter 2022 diluted earnings per share were $2.37, an increase of 13.9% (55.2% annualized) from $2.08 per diluted share for the third quarter 2022, and an increase of 55.9% from $1.52 per diluted share for the year-ago quarter.

Fourth Quarter 2022 Compared to Third Quarter 2022

Net Interest Income and Net Interest Margin
Record net interest income (“NII”) totaled $605.5 million, an increase of 9.7% (38.6% annualized) from $551.8 million. Net interest margin (“NIM”) of 3.98% expanded 30 basis points from 3.68%.
•NII growth and NIM expansion were driven by higher earning asset yields, partially offset by higher cost of funds.
•The average loan yield was 5.59%, up 84 basis points from the third quarter. The average interest-earning asset yield was 5.00%, up 81 basis points from the third quarter. Average loans made up 79% of average interest-earning assets in the fourth quarter of 2022, essentially unchanged from the third quarter of 2022.
•The average cost of funds was 1.11%, up 56 basis points from the third quarter. The average cost of deposits was 1.06%, up 55 basis points, and the average cost of interest-bearing deposits was 1.74%, up 88 basis points from the third quarter.
•The changes in yields and rates reflected rising benchmark interest rates.

Noninterest Income
Noninterest income totaled $64.9 million in the fourth quarter, a decrease of $10.6 million, or 14.1%, from $75.6 million in the third quarter.
•Fee income and net gains on sales of loans were $66.0 million, a decrease of $3.1 million, or 4.5% (17.7% annualized), from $69.0 million in the third quarter.
•Interest rate contracts (“IRC”) and other derivative income was a loss of $0.6 million in the fourth quarter, compared with income of $8.8 million in the third quarter. The quarter-over-quarter decrease of $9.4 million was due to an unfavorable change in the credit valuation adjustment. The mark-to-market on IRC and other derivatives was $(4.6) million in the fourth quarter, compared with $4.8 million in the third quarter. Customer-driven IRC revenue of $4.0 million in the fourth quarter was essentially unchanged from the third quarter.

Noninterest Expense
Noninterest expense totaled $257.1 million in the fourth quarter, compared with $216.0 million in the third quarter. Fourth quarter noninterest expense consisted of $192.1 million of adjusted noninterest expense4, $64.6 million in amortization of tax credit and other investments, and $0.4 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $192.1 million decreased $3.5 million, or 1.8% (7.1% annualized), from $195.6 million in the third quarter, largely driven by lower compensation and employee benefits expense.
•Amortization of tax credit and other investments totaled $64.6 million in the fourth quarter, compared with $19.9 million in the third quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments partially reflects the impact of investments that close in a given period.
•The adjusted efficiency ratio4 was 28.7% in the fourth quarter, compared with 31.2% in the third quarter.

TAX RELATED ITEMS

Full year 2022 income tax expense was $283.6 million, and the effective tax rate was 20.1%, compared with income tax expense of $183.4 million and an effective tax rate of 17.4% for the full year 2021. Fourth quarter 2022 income tax expense was $51.6 million, and the effective tax rate was 13.3%, compared with income tax expense of $89.0 million and an effective tax rate of 23.2% for the third quarter of 2022.

[4] Adjusted noninterest expense and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

ASSET QUALITY

The asset quality of our loan portfolio continued to be solid and stable, with decreases in both classified and special mention loans, as well as very low nonperforming asset and net charge-off ratios. Provision for credit losses was $25.0 million for the fourth quarter of 2022, compared with $27.0 million for the third quarter of 2022.
•Criticized loans decreased $9.2 million, or 1.0%, quarter-over-quarter to $896.0 million as of December 31, 2022, down from $905.2 million as of September 30, 2022. Classified loans decreased 1.6% quarter-over-quarter to $427.5 million, and special mention loans decreased 0.5% to $468.5 million.
•The criticized loans ratio decreased five basis points quarter-over-quarter to 1.86% of loans held-for-investment (“HFI”) as of December 31, 2022, down from 1.91% as of September 30, 2022. The classified loans ratio decreased three basis points quarter-over-quarter to 0.89%, and the special mention loans ratio decreased two basis points to 0.97%.
•As of December 31, 2022, nonperforming assets were $99.8 million, or 0.16% of total assets, compared with $97.0 million, or 0.16% of total assets, as of September 30, 2022.
•Fourth quarter 2022 net charge-offs were $10.1 million, or annualized 0.08% of average loans HFI, compared with net charge-offs of $6.6 million, or annualized 0.06% of average loans HFI, for the third quarter of 2022.
•The allowance for loan losses totaled $595.6 million, or 1.24% of loans HFI, as of December 31, 2022, compared with $582.5 million, or 1.23% of loans HFI, as of September 30, 2022.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital metrics as of December 31, 2022, September 30, 2022 and December 31, 2021.

EWBC Risk-Based Capital Ratios
($ in millions)	December 31, 2022 (a)	September 30, 2022 (a)	December 31, 2021 (a)
CET1 capital ratio	12.7%	12.3%	12.8%
Tier 1 capital ratio	12.7%	12.3%	12.8%
Total capital ratio	14.0%	13.6%	14.1%
Leverage ratio	9.8%	9.6%	9.0%
Risk-Weighted Assets (“RWA”) (b)	$50,087	$49,266	$43,585

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its December 31, 2022, September 30, 2022 and December 31, 2021 regulatory capital ratios. The Company’s December 31, 2022 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2023 dividends for the Company’s common stock. The common stock cash dividend of $0.48 per share is payable on February 21, 2023, to stockholders of record on February 6, 2023. This represents a 20% increase, or eight cents per share, to the quarterly common stock dividend, up from $0.40 per share previously. The new annual dividend is $1.92 per share, compared with $1.60 per share previously.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $254 million remains available. East West did not repurchase any shares during the fourth quarter of 2022.

Conference Call
East West will host a conference call to discuss fourth quarter and full year 2022 earnings with the public on Thursday, January 26, 2023, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2022 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on January 26, 2023, at 11:30 a.m. PT/2:30 p.m. ET through February 26, 2023. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 4372128.

About East West

East West Bancorp, Inc. is a public company with total assets of $64.1 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, operating over 120 locations in the United States and in Asia. The Company’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full-service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. East West also has a representative office in Singapore. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current expectations, beliefs, estimates, assumptions and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increases in funding costs, declines in asset values and /or recognition of allowance for credit losses on securities held in the Company’s portfolio; changes in local, regional and global business, economic and political conditions and geopolitical events, such as the military conflict between Russia and Ukraine; the economic, financial, reputational and other impacts of the ongoing Coronavirus Disease 2019 (“COVID-19”) pandemic, including variants thereof, and any other pandemic, epidemic or health-related crisis; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau and the California Department of Financial Protection and Innovation - Division of Financial Institutions; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the soundness of other financial institutions; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S. including the transition away from the U.S. dollar (“USD”) London Interbank Offered Rate (“LIBOR”) to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2022 % or Basis Point Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$534,980	$554,260	$527,317	(3.5)%		1.5%
Interest-bearing cash with banks	2,946,804	1,609,093	3,385,618	83.1		(13.0)
Cash and cash equivalents	3,481,784	2,163,353	3,912,935	60.9		(11.0)
Interest-bearing deposits with banks	139,021	630,543	736,492	(78.0)		(81.1)
Assets purchased under resale agreements (“resale agreements”)	792,192	892,986	2,353,503	(11.3)		(66.3)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,879,225, $6,771,354 and $10,087,179)	6,034,993	5,906,090	9,965,353	2.2		(39.4)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,455,171 and $2,459,135 in 2022)	3,001,868	3,012,667	—	(0.4)		100.0
Loans held-for-sale (“HFS”)	25,644	14,500	635	76.9		NM
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $595,645, $582,517 and $541,579)	47,606,785	46,859,738	41,152,202	1.6		15.7
Investments in qualified affordable housing partnerships, tax credit and other investments, net	763,256	725,254	628,263	5.2		21.5
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	103,681	105,411	98,632	(1.6)		5.1
Other assets	1,697,229	1,799,822	1,556,989	(5.7)		9.0
Total assets	$64,112,150	$62,576,061	$60,870,701	2.5%		5.3%

Liabilities and Stockholders’ Equity
Deposits	$55,967,849	$53,857,362	$53,350,532	3.9%		4.9%
Federal funds purchased	—	200,000	—	(100.0)		—
FHLB advances	—	324,920	249,331	(100.0)		(100.0)
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	611,785	300,000	(51.0)		—
Long-term debt and finance lease liabilities	152,400	152,610	151,997	(0.1)		0.3
Operating lease liabilities	111,931	113,477	105,534	(1.4)		6.1
Accrued expenses and other liabilities	1,595,358	1,655,239	876,089	(3.6)		82.1
Total liabilities	58,127,538	56,915,393	55,033,483	2.1		5.6
Stockholders’ equity	5,984,612	5,660,668	5,837,218	5.7		2.5
Total liabilities and stockholders’ equity	$64,112,150	$62,576,061	$60,870,701	2.5%		5.3%

Book value per common share	$42.46	$40.17	$41.13	5.7%		3.2%
Tangible equity (1) per common share	$39.10	$36.80	$37.79	6.2		3.5
Number of common shares at period-end	140,948	140,918	141,908	0.0		(0.7)
Total stockholders’ equity to total assets ratio	9.33%	9.05%	9.59%	28	bps	(26)	bps
Tangible equity to tangible assets ratio (1)	8.66%	8.35%	8.88%	31	bps	(22)	bps

NM - Not meaningful.
(1)Tangible equity and the tangible equity to tangible assets ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2022 % Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$15,711,095	$15,625,072	$14,150,608	0.6%	11.0%
Commercial real estate (“CRE”):
CRE	13,857,870	13,573,157	12,155,047	2.1	14.0
Multifamily residential	4,573,068	4,559,302	3,675,605	0.3	24.4
Construction and land	638,420	556,894	346,486	14.6	84.3
Total CRE	19,069,358	18,689,353	16,177,138	2.0	17.9
Consumer:
Residential mortgage:
Single-family residential	11,223,027	10,855,345	9,093,702	3.4	23.4
Home equity lines of credit (“HELOCs”)	2,122,655	2,184,924	2,144,821	(2.8)	(1.0)
Total residential mortgage	13,345,682	13,040,269	11,238,523	2.3	18.7
Other consumer	76,295	87,561	127,512	(12.9)	(40.2)
Total loans HFI (2)	48,202,430	47,442,255	41,693,781	1.6	15.6
Loans HFS	25,644	14,500	635	76.9	NM
Total loans (2)	48,228,074	47,456,755	41,694,416	1.6	15.7
Allowance for loan losses	(595,645)	(582,517)	(541,579)	2.3	10.0
Net loans (2)	$47,632,429	$46,874,238	$41,152,837	1.6	15.7

Deposits:
Noninterest-bearing demand	$21,051,090	$21,645,394	$22,845,464	(2.7)%	(7.9)%
Interest-bearing checking	6,672,165	6,822,343	6,524,721	(2.2)	2.3
Money market	12,265,024	12,113,292	13,130,300	1.3	(6.6)
Savings	2,649,037	2,917,770	2,888,065	(9.2)	(8.3)
Time deposits	13,330,533	10,358,563	7,961,982	28.7	67.4
Total deposits	$55,967,849	$53,857,362	$53,350,532	3.9%	4.9%

NM - Not meaningful.
(1)Includes $99.0 million, $110.9 million and $534.2 million of Paycheck Protection Program (“PPP”) loans as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively. Excluding PPP loans, total loans were $48.13 billion, $47.35 billion and $41.16 billion as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)Includes $(70.4) million, $(60.3) million and $(50.7) million of net deferred loan fees and net unamortized premiums as of December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2022 % Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$761,212	$628,236	$422,708	21.2%	80.1%
Interest expense	155,705	76,427	17,011	103.7	815.3
Net interest income before provision for (reversal of) credit losses	605,507	551,809	405,697	9.7	49.3
Provision for (reversal of) credit losses	25,000	27,000	(10,000)	(7.4)	NM
Net interest income after provision for (reversal of) credit losses	580,507	524,809	415,697	10.6	39.6
Noninterest income	64,927	75,552	71,489	(14.1)	(9.2)
Noninterest expense	257,110	215,973	210,105	19.0	22.4
Income before income taxes	388,324	384,388	277,081	1.0	40.1
Income tax expense	51,561	89,049	59,285	(42.1)	(13.0)
Net income	$336,763	$295,339	$217,796	14.0%	54.6%
Earnings per share (“EPS”)
- Basic	$2.39	$2.10	$1.53	14.0%	55.7%
- Diluted	$2.37	$2.08	$1.52	13.9	55.9
Weighted-average number of shares outstanding
- Basic	140,947	140,917	141,907	0.0%	(0.7)%
- Diluted	142,138	142,011	143,323	0.1	(0.8)

	Three Months Ended			December 31, 2022 % Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$19,339	$20,289	$20,739	(4.7)%	(6.8)%
Deposit account fees	22,112	23,636	20,028	(6.4)	10.4
Interest rate contracts and other derivative (loss) income	(638)	8,761	1,932	NM	NM
Foreign exchange income	14,015	10,083	13,343	39.0	5.0
Wealth management fees	6,071	8,903	5,291	(31.8)	14.7
Net gains on sales of loans	443	2,129	2,308	(79.2)	(80.8)
Gains on sales of AFS debt securities	—	—	390	—	(100.0)
Other investment income (loss)	1,127	(580)	2,982	NM	(62.2)
Other income	2,458	2,331	4,476	5.4	(45.1)
Total noninterest income	$64,927	$75,552	$71,489	(14.1)%	(9.2)%
Noninterest expense:
Compensation and employee benefits	$120,422	$127,580	$114,743	(5.6)%	4.9%
Occupancy and equipment expense	15,648	15,920	15,846	(1.7)	(1.2)
Deposit insurance premiums and regulatory assessments	4,930	4,875	4,772	1.1	3.3
Deposit account expense	8,437	6,707	4,307	25.8	95.9
Data processing	3,641	3,725	4,175	(2.3)	(12.8)
Computer software expense	7,504	6,889	7,494	8.9	0.1
Other operating expense	31,923	30,403	26,968	5.0	18.4
Amortization of tax credit and other investments	64,605	19,874	31,800	225.1	103.2
Total noninterest expense	$257,110	$215,973	$210,105	19.0%	22.4%

NM - Not meaningful.
(1)Includes $293 thousand, $524 thousand and $9.6 million of interest income related to PPP loans for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2022 % Change
	December 31, 2022	December 31, 2021	Yr-o-Yr
Interest and dividend income (1)	$2,321,231	$1,618,734	43.4%
Interest expense	275,350	87,163	215.9
Net interest income before provision for (reversal of) credit losses	2,045,881	1,531,571	33.6
Provision for (reversal of) credit losses	73,500	(35,000)	NM
Net interest income after provision for (reversal of) credit losses	1,972,381	1,566,571	25.9
Noninterest income	298,666	285,895	4.5
Noninterest expense	859,393	796,089	8.0
Income before income taxes	1,411,654	1,056,377	33.6
Income tax expense	283,571	183,396	54.6
Net income	$1,128,083	$872,981	29.2%
EPS
- Basic	$7.98	$6.16	29.7%
- Diluted	$7.92	$6.10	29.8
Weighted-average number of shares outstanding
- Basic	141,326	141,826	(0.4)%
- Diluted	142,492	143,140	(0.5)

	Year Ended		December 31, 2022 % Change
	December 31, 2022	December 31, 2021	Yr-o-Yr
Noninterest income:
Lending fees	$79,208	$77,704	1.9%
Deposit account fees	88,435	71,261	24.1
Interest rate contracts and other derivative income	29,057	22,913	26.8
Foreign exchange income	48,158	48,977	(1.7)
Wealth management fees	27,565	25,751	7.0
Net gains on sales of loans	6,411	8,909	(28.0)
Gains on sales of AFS debt securities	1,306	1,568	(16.7)
Other investment income	7,037	16,852	(58.2)
Other income	11,489	11,960	(3.9)
Total noninterest income	$298,666	$285,895	4.5%
Noninterest expense:
Compensation and employee benefits	$477,635	$433,728	10.1%
Occupancy and equipment expense	62,501	62,996	(0.8)
Deposit insurance premiums and regulatory assessments	19,449	17,563	10.7
Deposit account expense	25,508	16,152	57.9
Data processing	14,517	16,263	(10.7)
Computer software expense	28,259	30,600	(7.7)
Other operating expense	118,166	96,330	22.7
Amortization of tax credit and other investments	113,358	122,457	(7.4)
Total noninterest expense	$859,393	$796,089	8.0%

NM - Not meaningful.
(1)Includes $7.3 million and $55.2 million of interest income related to PPP loans for the years ended December 31, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2022 % Change		Year Ended		December 31, 2022 % Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr	Yr-o-Yr	December 31, 2022	December 31, 2021	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$15,496,386	$15,282,661	$13,592,203	1.4%	14.0%	$15,013,560	$13,656,720	9.9%
CRE:
CRE	13,699,042	13,533,482	11,954,535	1.2	14.6	13,145,204	11,663,144	12.7
Multifamily residential	4,604,628	4,531,351	3,434,274	1.6	34.1	4,252,605	3,213,582	32.3
Construction and land	591,962	532,800	340,940	11.1	73.6	499,044	445,333	12.1
Total CRE	18,895,632	18,597,633	15,729,749	1.6	20.1	17,896,853	15,322,059	16.8
Consumer:
Residential mortgage:
Single-family residential	10,988,102	10,676,022	9,031,677	2.9	21.7	10,106,609	8,742,565	15.6
HELOCs	2,145,416	2,216,355	2,052,383	(3.2)	4.5	2,208,725	1,859,073	18.8
Total residential mortgage	13,133,518	12,892,377	11,084,060	1.9	18.5	12,315,334	10,601,638	16.2
Other consumer	81,596	81,870	126,557	(0.3)	(35.5)	93,711	136,280	(31.2)
Total loans (2)	$47,607,132	$46,854,541	$40,532,569	1.6%	17.5%	$45,319,458	$39,716,697	14.1%

Interest-earning assets	$60,376,151	$59,478,689	$58,944,082	1.5%	2.4%	$59,309,062	$56,256,388	5.4%
Total assets	$64,252,730	$63,079,444	$62,183,137	1.9%	3.3%	$62,838,282	$59,251,091	6.1%

Deposits:
Noninterest-bearing demand	$21,419,290	$22,423,633	$24,019,333	(4.5)%	(10.8)%	$22,784,258	$21,271,410	7.1%
Interest-bearing checking	6,543,349	6,879,632	6,462,471	(4.9)	1.3	6,696,200	6,543,817	2.3
Money market	12,197,782	12,351,571	12,920,174	(1.2)	(5.6)	12,443,437	12,428,025	0.1
Savings	2,747,166	2,961,634	2,841,352	(7.2)	(3.3)	2,901,940	2,746,933	5.6
Time deposits	12,076,193	9,435,063	8,072,917	28.0	49.6	9,473,744	8,493,511	11.5
Total deposits	$54,983,780	$54,051,533	$54,316,247	1.7%	1.2%	$54,299,579	$51,483,696	5.5%

Interest-bearing liabilities	$34,372,853	$32,703,323	$31,011,536	5.1%	10.8%	$32,322,744	$31,077,459	4.0%
Stockholders’ equity	$5,834,623	$5,772,638	$5,786,237	1.1%	0.8%	$5,783,025	$5,559,212	4.0%

(1)Average balances of PPP loans were $104.6 million, $127.6 million and $677.2 million for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, and $215.4 million and $1.39 billion for the years ended December 31, 2022 and 2021, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2022			September 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,983,726	$23,986	3.19%	$2,287,010	$9,080	1.58%
Resale agreements	833,170	6,062	2.89%	1,037,292	6,769	2.59%
AFS debt securities	5,869,336	46,224	3.12%	6,204,729	38,383	2.45%
HTM debt securities	3,004,412	12,747	1.68%	3,017,063	12,709	1.67%
Loans (2)	47,607,132	671,323	5.59%	46,854,541	560,452	4.75%
FHLB and FRB stock	78,375	870	4.40%	78,054	843	4.28%
Total interest-earning assets	60,376,151	761,212	5.00%	59,478,689	628,236	4.19%

Noninterest-earning assets:
Cash and due from banks	640,509			615,836
Allowance for loan losses	(583,271)			(566,369)
Other assets	3,819,341			3,551,288
Total assets	$64,252,730			$63,079,444

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,543,349	$16,735	1.01%	$6,879,632	$8,493	0.49%
Money market deposits	12,197,782	62,246	2.02%	12,351,571	33,101	1.06%
Savings deposits	2,747,166	2,714	0.39%	2,961,634	2,268	0.30%
Time deposits	12,076,193	65,772	2.16%	9,435,063	25,032	1.05%
Federal funds purchased and other short-term borrowings	47,142	374	3.15%	211,794	1,177	2.20%
FHLB advances	40,178	225	2.22%	86,243	392	1.80%
Repurchase agreements	568,520	5,507	3.84%	624,821	4,421	2.81%
Long-term debt and finance lease liabilities	152,523	2,132	5.55%	152,565	1,543	4.01%
Total interest-bearing liabilities	34,372,853	155,705	1.80%	32,703,323	76,427	0.93%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	21,419,290			22,423,633
Accrued expenses and other liabilities	2,625,964			2,179,850
Stockholders’ equity	5,834,623			5,772,638
Total liabilities and stockholders’ equity	$64,252,730			$63,079,444

Interest rate spread			3.20%			3.26%
Net interest income and net interest margin		$605,507	3.98%		$551,809	3.68%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $104.6 million and $127.6 million for the three months ended December 31, 2022 and September 30, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2022			December 31, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,983,726	$23,986	3.19%	$6,050,870	$3,750	0.25%
Resale agreements	833,170	6,062	2.89%	2,440,636	9,162	1.49%
AFS debt securities	5,869,336	46,224	3.12%	9,842,691	42,367	1.71%
HTM debt securities	3,004,412	12,747	1.68%	—	—	—%
Loans (2)	47,607,132	671,323	5.59%	40,532,569	366,936	3.59%
FHLB and FRB stock	78,375	870	4.40%	77,316	493	2.53%
Total interest-earning assets	60,376,151	761,212	5.00%	58,944,082	422,708	2.85%

Noninterest-earning assets:
Cash and due from banks	640,509			652,126
Allowance for loan losses	(583,271)			(558,645)
Other assets	3,819,341			3,145,574
Total assets	$64,252,730			$62,183,137

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,543,349	$16,735	1.01%	$6,462,471	$1,846	0.11%
Money market deposits	12,197,782	62,246	2.02%	12,920,174	3,172	0.10%
Savings deposits	2,747,166	2,714	0.39%	2,841,352	1,734	0.24%
Time deposits	12,076,193	65,772	2.16%	8,072,917	6,617	0.33%
Federal funds purchased and other short-term borrowings	47,142	374	3.15%	730	—	—%
FHLB advances	40,178	225	2.22%	249,048	856	1.36%
Repurchase agreements	568,520	5,507	3.84%	313,075	2,018	2.56%
Long-term debt and finance lease liabilities	152,523	2,132	5.55%	151,769	768	2.01%
Total interest-bearing liabilities	34,372,853	155,705	1.80%	31,011,536	17,011	0.22%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	21,419,290			24,019,333
Accrued expenses and other liabilities	2,625,964			1,366,031
Stockholders’ equity	5,834,623			5,786,237
Total liabilities and stockholders’ equity	$64,252,730			$62,183,137

Interest rate spread			3.20%			2.63%
Net interest income and net interest margin		$605,507	3.98%		$405,697	2.73%

(1)Annualized.
(2)Includes loans HFS. Average balances of PPP loans were $104.6 million and $677.2 million for the three months ended December 31, 2022 and December 31, 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2022			December 31, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,127,234	$41,113	1.31%	$6,071,896	$15,531	0.26%
Resale agreements	1,398,080	29,767	2.13%	2,107,157	32,239	1.53%
AFS debt securities	6,629,945	152,514	2.30%	8,281,234	143,983	1.74%
HTM debt securities	2,756,382	46,392	1.68%	—	—	—%
Loans (1)	45,319,458	2,048,301	4.52%	39,716,697	1,424,900	3.59%
FHLB and FRB stock	77,963	3,144	4.03%	79,404	2,081	2.62%
Total interest-earning assets	59,309,062	2,321,231	3.91%	56,256,388	1,618,734	2.88%

Noninterest-earning assets:
Cash and due from banks	652,673			615,255
Allowance for loan losses	(559,746)			(592,211)
Other assets	3,436,293			2,971,659
Total assets	$62,838,282			$59,251,091

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,696,200	$29,808	0.45%	$6,543,817	$13,023	0.20%
Money market deposits	12,443,437	107,442	0.86%	12,428,025	15,041	0.12%
Savings deposits	2,901,940	8,550	0.29%	2,746,933	7,496	0.27%
Time deposits	9,473,744	106,038	1.12%	8,493,511	33,599	0.40%
Federal funds purchased and other short-term borrowings	81,719	1,801	2.20%	1,584	42	2.65%
FHLB advances	105,966	1,754	1.66%	404,789	6,881	1.70%
Repurchase agreements	467,413	14,362	3.07%	306,845	7,999	2.61%
Long-term debt and finance lease liabilities	152,325	5,595	3.67%	151,955	3,082	2.03%
Total interest-bearing liabilities	32,322,744	275,350	0.85%	31,077,459	87,163	0.28%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	22,784,258			21,271,410
Accrued expenses and other liabilities	1,948,255			1,343,010
Stockholders’ equity	5,783,025			5,559,212
Total liabilities and stockholders’ equity	$62,838,282			$59,251,091

Interest rate spread			3.06%			2.60%
Net interest income and net interest margin		$2,045,881	3.45%		$1,531,571	2.72%

(1)Includes loans HFS. Average balances of PPP loans were $215.4 million and $1.39 billion for the years ended December 31, 2022 and 2021, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			December 31, 2022 Basis Point Change
	December 31, 2022	September 30, 2022	December 31, 2021	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	2.08%	1.86%	1.39%	22	bps	69	bps
Return on average equity	22.90%	20.30%	14.93%	260		797
Tangible return on average tangible equity (2)	24.96%	22.16%	16.32%	280		864
Interest rate spread	3.20%	3.26%	2.63%	(6)		57
Net interest margin	3.98%	3.68%	2.73%	30		125
Average loan yield	5.59%	4.75%	3.59%	84		200
Yield on average interest-earning assets	5.00%	4.19%	2.85%	81		215
Average cost of interest-bearing deposits	1.74%	0.86%	0.18%	88		156
Average cost of deposits	1.06%	0.51%	0.10%	55		96
Average cost of funds	1.11%	0.55%	0.12%	56		99
Adjusted pre-tax, pre-provision profitability ratio (3)	2.95%	2.72%	1.91%	23		104
Adjusted noninterest expense/average assets (3)	1.19%	1.23%	1.13%	(4)		6
Efficiency ratio	38.35%	34.43%	44.03%	392		(568)
Adjusted efficiency ratio (3)	28.66%	31.18%	37.24%	(252)	bps	(858)	bps

	Year Ended		December 31, 2022 Basis Point Change
	December 31, 2022	December 31, 2021	Yr-o-Yr
Return on average assets	1.80%	1.47%	33	bps
Return on average equity	19.51%	15.70%	381
Tangible return on average tangible equity (2)	21.29%	17.24%	405
Interest rate spread	3.06%	2.60%	46
Net interest margin	3.45%	2.72%	73
Average loan yield	4.52%	3.59%	93
Yield on average interest-earning assets	3.91%	2.88%	103
Average cost of interest-bearing deposits	0.80%	0.23%	57
Average cost of deposits	0.46%	0.13%	33
Average cost of funds	0.50%	0.17%	33
Adjusted pre-tax, pre-provision profitability ratio (3)	2.55%	1.94%	61
Adjusted noninterest expense/average assets (3)	1.18%	1.13%	5
Efficiency ratio	36.65%	43.80%	(715)
Adjusted efficiency ratio (3)	31.74%	36.91%	(517)	bps

(1)Annualized except for efficiency ratio.
(2)Tangible return on average tangible equity is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.
(3)Adjusted pre-tax, pre-provision profitability ratio, adjusted noninterest expense/average assets and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended December 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517
(Reversal of) provision for credit losses on loans	(a)	(263)	13,790	9,363	(118)	22,772
Gross charge-offs		(416)	(10,804)	—	(16)	(11,236)
Gross recoveries		136	873	89	—	1,098
Total net (charge-offs) recoveries		(280)	(9,931)	89	(16)	(10,138)
Foreign currency translation adjustment		494	—	—	—	494
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645

		Three Months Ended September 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270
Provision for credit losses on loans	(a)	9,575	11,163	6,281	255	27,274
Gross charge-offs		(6,894)	(6,226)	(775)	(10)	(13,905)
Gross recoveries		7,172	71	21	—	7,264
Total net recoveries (charge-offs)		278	(6,155)	(754)	(10)	(6,641)
Foreign currency translation adjustment		(1,386)	—	—	—	(1,386)
Allowance for loan losses, September 30, 2022		$371,749	$178,487	$30,587	$1,694	$582,517

		Three Months Ended December 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404
Provision for (reversal of) credit losses on loans	(a)	2,395	(9,416)	(1,519)	(940)	(9,480)
Gross charge-offs		(12,328)	(2,872)	—	(1,454)	(16,654)
Gross recoveries		5,605	836	430	—	6,871
Total net (charge-offs) recoveries		(6,723)	(2,036)	430	(1,454)	(9,783)
Foreign currency translation adjustment		438	—	—	—	438
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Year Ended December 31, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	37,604	17,430	19,991	(258)	74,767
Gross charge-offs		(18,738)	(18,108)	(968)	(106)	(37,920)
Gross recoveries		16,824	2,216	421	—	19,461
Total net charge-offs		(1,914)	(15,892)	(547)	(106)	(18,459)
Foreign currency translation adjustment		(2,242)	—	—	—	(2,242)
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645

		Year Ended December 31, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(39,732)	6,782	2,710	1,286	(28,954)
Gross charge-offs		(32,490)	(31,514)	(1,091)	(1,497)	(66,592)
Gross recoveries		11,906	3,937	766	5	16,614
Total net charge-offs		(20,584)	(27,577)	(325)	(1,492)	(49,978)
Foreign currency translation adjustment		528	—	—	—	528
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579

		Three Months Ended			Year Ended
		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$24,041	$24,304	$28,036	$27,514	$33,577
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	2,228	(274)	(520)	(1,267)	(6,046)
Foreign currency translation adjustment		(5)	11	(2)	17	(17)
Allowance for unfunded credit commitments, end of period (1)		$26,264	$24,041	$27,514	$26,264	$27,514

Provision for (reversal of) credit losses	(a)+(b)	$25,000	$27,000	$(10,000)	$73,500	$(35,000)

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	December 31, 2022	September 30, 2022	December 31, 2021
Special mention loans	$468,471	$470,964	$384,694
Classified loans	427,509	434,242	448,362
Total criticized loans (1)	$895,980	$905,206	$833,056

Nonperforming Assets	December 31, 2022	September 30, 2022	December 31, 2021
Nonaccrual loans:
Commercial:
C&I	$50,428	$47,988	$59,023
Total CRE	23,413	11,209	9,942
Consumer:
Total residential mortgage	25,586	23,309	24,164
Other consumer	99	37	52
Total nonaccrual loans	99,526	82,543	93,181
Other real estate owned, net	270	—	363
Other nonperforming assets	—	—	9,938
Nonperforming loans HFS	—	14,500	—
Total nonperforming assets	$99,796	$97,043	$103,482

Credit Quality Ratios	December 31, 2022	September 30, 2022	December 31, 2021
Annualized quarterly net charge-offs to average loans HFI	0.08%	0.06%	0.10%
Annual net charge-offs to average loans HFI	0.04%	N/A	0.13%
Special mention loans to loans HFI	0.97%	0.99%	0.92%
Classified loans to loans HFI	0.89%	0.92%	1.08%
Criticized loans to loans HFI	1.86%	1.91%	2.00%
Nonperforming assets to total assets	0.16%	0.16%	0.17%
Nonaccrual loans to loans HFI	0.21%	0.17%	0.22%
Allowance for loan losses to loans HFI	1.24%	1.23%	1.30%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents total revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		December 31, 2022	September 30, 2022	December 31, 2021
Net interest income before provision for (reversal of) credit losses		$605,507	$551,809	$405,697
Total noninterest income		64,927	75,552	71,489
Total revenue	(a)	$670,434	$627,361	$477,186

Total noninterest expense	(b)	$257,110	$215,973	$210,105
Less: Amortization of tax credit and other investments		(64,605)	(19,874)	(31,800)
Amortization of core deposit intangibles		(381)	(485)	(602)
Adjusted noninterest expense	(c)	$192,124	$195,614	$177,703
Efficiency ratio	(b)/(a)	38.35%	34.43%	44.03%
Adjusted efficiency ratio	(c)/(a)	28.66%	31.18%	37.24%
Adjusted pre-tax, pre-provision income	(a)-(c) = (d)	$478,310	$431,747	$299,483
Average total assets	(e)	$64,252,730	$63,079,444	$62,183,137
Adjusted pre-tax, pre-provision profitability ratio (1)	(d)/(e)	2.95%	2.72%	1.91%
Adjusted noninterest expense/average assets (1)	(c)/(e)	1.19%	1.23%	1.13%

		Year Ended
		December 31, 2022	December 31, 2021
Net interest income before provision for (reversal of) credit losses		$2,045,881	$1,531,571
Total noninterest income		298,666	285,895
Total revenue	(f)	$2,344,547	$1,817,466

Total noninterest expense	(g)	$859,393	$796,089
Less: Amortization of tax credit and other investments		(113,358)	(122,457)
Amortization of core deposit intangibles		(1,865)	(2,749)
Adjusted noninterest expense	(h)	$744,170	$670,883
Efficiency ratio	(g)/(f)	36.65%	43.80%
Adjusted efficiency ratio	(h)/(f)	31.74%	36.91%
Adjusted pre-tax, pre-provision income	(f)-(h) = (i)	$1,600,377	$1,146,583
Average total assets	(j)	$62,838,282	$59,251,091
Adjusted pre-tax, pre-provision profitability ratio	(i)/(j)	2.55%	1.94%
Adjusted noninterest expense/average assets	(h)/(j)	1.18%	1.13%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2022	September 30, 2022	December 31, 2021
Stockholders’ equity	(a)	$5,984,612	$5,660,668	$5,837,218
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(7,998)	(8,667)	(9,334)
Tangible equity	(b)	$5,510,917	$5,186,304	$5,362,187

Total assets	(c)	$64,112,150	$62,576,061	$60,870,701
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(7,998)	(8,667)	(9,334)
Tangible assets	(d)	$63,638,455	$62,101,697	$60,395,670
Total stockholders’ equity to total assets ratio	(a)/(c)	9.33%	9.05%	9.59%
Tangible equity to tangible assets ratio	(b)/(d)	8.66%	8.35%	8.88%

Tangible return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2022		September 30, 2022		December 31, 2021		December 31, 2022	December 31, 2021
Net income	(e)	$336,763		$295,339		$217,796		$1,128,083	$872,981
Add: Amortization of core deposit intangibles		381		485		602		1,865	2,749
Amortization of mortgage servicing assets		329		340		415		1,425	1,679
Tax effect of amortization adjustments (2)		(209)		(237)		(293)		(966)	(1,274)
Tangible net income	(f)	$337,264		$295,927		$218,520		$1,130,407	$876,135

Average stockholders’ equity	(g)	$5,834,623		$5,772,638		$5,786,237		$5,783,025	$5,559,212
Less: Average goodwill		(465,697)		(465,697)		(465,697)		(465,697)	(465,697)
Average other intangible assets (1)		(8,378)		(8,379)		(9,611)		(8,695)	(10,535)
Average tangible equity	(h)	$5,360,548		$5,298,562		$5,310,929		$5,308,633	$5,082,980
Return on average equity	(e)/(g)	22.90%	(3)	20.30%	(3)	14.93%	(3)	19.51%	15.70%
Tangible return on average tangible equity	(f)/(h)	24.96%	(3)	22.16%	(3)	16.32%	(3)	21.29%	17.24%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.37% for the three and twelve months ended December 31, 2022. Applied statutory tax rate of 28.77% for the three months ended September 30, 2022, and for the three and twelve months ended December 31, 2021.
(3)Annualized.